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                                                                        ITEM 3.1

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         GENERAL GROWTH PROPERTIES, INC.

         1. The name of the corporation (which is hereinafter referred to as the "Corporation") is "General Growth Properties, Inc."

         2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 22, 1986, under the name "General Growth Partners, Inc."

         3. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 6, 1993.

         4. This Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

         The name of the corporation (which is hereinafter referred to as the "Corporation") shall be General Growth Properties, Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent, 19901. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV

         A. Classes and Number of Shares.
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                  The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000) shares, consisting of (i) Five Million (5,000,000) shares of preferred stock, par value $100 per share (the "Preferred Stock") and (ii) Seventy Million (70,000,000) shares of common stock, par value $0.10 per share (the "Common Stock").

         B. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                           (i) The designation of the series, which may be by distinguishing number, letter or title.

                           (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                           (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

                           (iv) Dates at which dividends, if any, shall be payable.

                           (v) The redemption rights and price or prices, if any, for shares of the series.

                           (vi) The terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series.

                           (vii) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                           (viii) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                           (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

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                           (x) The voting rights, if any, of the holders of
         shares of the series.

         C. Common Stock.

                  (1) Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

                  (2) Dividend Rights. Except as otherwise provided in this Certificate of Incorporation, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

                  (3) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of shares of Common Stock, that portion of the assets of the Corporation available for distribution to the holders of its Common Stock, as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.

                  (4) Voting Rights. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (for which a common stockholder shall be entitled to vote thereon) at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting.

         D. Restrictions on Transfer; Designation of Shares-in-Trust.

                  (1) Definitions. The following terms shall have the following meanings:

                           "Beneficial Ownership" shall mean ownership of Equity
Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                           "Beneficiary" shall mean, with respect to any Trust,
one or more organizations described in each of Section 170(b)(1)(A) and Section 170(c) of the Code which are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of subparagraph E(1) of this Article IV.

                           "Board of Directors" shall mean the Board of
Directors of the Corporation.

                           "Bucksbaum Group" shall mean (i) Martin Bucksbaum and
Matthew Bucksbaum (the "Bucksbaums"); and (ii) any stockholder of the Corporation whose shares of Equity Stock are Beneficially Owned and/or Constructively Owned by the Bucksbaums.

                           "Bylaws" shall mean the Bylaws of the Corporation.

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                           "Code" shall mean the Internal Revenue Code of 1986,
as amended from time to time.

                           "Constructive Ownership" shall mean ownership of
Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

                           "Equity Stock" shall mean stock that is either
Preferred Stock or Common Stock and shall include all shares of Preferred Stock or Common Stock that are held as Shares-in-Trust in accordance with the provisions of paragraph E of this Article IV.

                           "Existing Holder" shall mean (i) the Bucksbaum Group
and (ii) the International Business Machines Corporation Retirement Plan.

                           "Existing Holder Limit" (i) for the Bucksbaum Group,
shall mean, initially, the greater of the Ownership Limit and the percentage of the value of the outstanding Common Stock Beneficially Owned by the Bucksbaum Group immediately after the Initial Public Offering, and after any adjustment pursuant to subparagraph D(10) of this Article IV, shall mean such percentage of the outstanding Equity Stock as so adjusted, and (ii) for the International Business Machines Retirement Plan, shall mean the lesser of 14% of the value of the outstanding Equity Stock or the percentage of the value of the outstanding Common Stock Beneficially Owned by the International Business Machines Retirement Plan immediately after the Initial Public Offering, and after any adjustment pursuant to subparagraph D(10) of this Article IV, shall mean such percentage of the outstanding Equity Stock as so adjusted.

                           "GGP Partnership Agreement" shall mean the agreement
of limited partnership establishing GGP Limited Partnership, a Delaware limited partnership.

                           "Initial Public Offering" means the sale of shares of
Common Stock pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                           "Market Price" on any date shall mean the average of
the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Equity Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Stock is listed or admitted to trading or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Stock is not quoted

                                      -4-
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by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Stock selected by the Board of Directors of the Company. "Trading Day" shall mean a day on which the principal national securities exchange on which the Equity Stock is listed or admitted to trading is open for the transaction of business or, if the Equity Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                           "Non-Transfer Event" shall mean an event other than a
purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit (in the case of any Person other than an Existing Holder) or the applicable Existing Holder Limit (in the case of an Existing Holder), including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock.

                           "Ownership Limit" shall initially mean 5% of the
value of the outstanding Equity Stock of the Corporation, and after any adjustment as set forth in subparagraph D(11) of this Article IV, shall mean such greater percentage (but not more than 9.8%) of the value of the outstanding Equity Stock as so adjusted.

                           "Permitted Transferee" shall mean any Person
designated as a Permitted Transferee in accordance with the provisions of subparagraph E(5) hereof.

                           "Person" shall mean an individual, corporation,
partnership, estate, trust (other than a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                           "Prohibited Owner" shall mean, with respect to any
purported Transfer or Non-Transfer Event, any Person who, but for the provisions of subparagraph (D)(3) of this Article IV, would own record title to shares of Equity Stock.

                           "REIT" shall mean a Real Estate Investment Trust
under Section 856 of the Code.

                           "Restriction Termination Date" shall mean the first
day after the date of the Initial Public Offering on which the Board of Directors and the stockholders of the Corporation determine that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                           "Rights" shall mean the rights granted under the GGP
Partnership Agreement to the limited partners, including members of the Bucksbaum Group, to acquire Common Stock.

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                           "Transfer" shall mean any sale, transfer, gift,
assignment, devise or other disposition of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                           "Trust" shall mean any separate trust created
pursuant to subparagraph D(3) of this Article IV and administered in accordance with the terms of subparagraph E of this Article IV, for the exclusive benefit of any Beneficiary.

                           "Trustee" shall mean any person or entity
unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

                           "Voting Stock" shall mean the outstanding shares of
capital stock of the Corporation entitled to vote generally in the election of directors.

                  (2) Restriction on Transfers.

                           (a) Except as provided in subparagraph D(9) of this
Article IV, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own or Constructively Own shares of the outstanding Equity Stock in excess of the Ownership Limit, and no Existing Holder shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Existing Holder Limit for such Existing Holder.

                           (b) Except as provided in subparagraph D(9) of this
Article IV, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                           (c) Except as provided in subparagraph D(9) of this
Article IV, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning or Constructively Owning Equity Stock in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such excess shares of Equity Stock.

                           (d) Except as provided in subparagraph D(9) of this
Article IV, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise Beneficially or Constructively Owned (determined without reference to any rules of attribution) by the transferee; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

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                           (e) From the date of the Initial Public Offering and
prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  (3) Transfer in Trust.

                           (a) If, notwithstanding the other provisions
contained in this Article IV, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit (in the case of any Person other than an Existing Holder) or Existing Holder Limit (in the case of an Existing Holder), then, (i) except as otherwise provided in subparagraph D(9), the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the person holding record title to the Equity Shares Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit or the Existing Holder Limit, as the case may be; and (ii) such number of shares of Equity Stock in excess of the Ownership Limit or the Existing Holder Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with subparagraph E of this Article IV, transferred automatically and by operation of law to a Trust. Such transfer to a Trust and the designation of the shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

                           (b) If, notwithstanding the other provisions
contained in this Article IV, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then
(i) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and (ii) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of subparagraph E of this Article IV, transferred automatically and by operation of law to the Trust to be held in accordance with that subparagraph
E. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  (4) Remedies For Breach. If the Corporation or its designees shall at any time determine in good faith that a Transfer has taken place in violation of subparagraph D(2) of this Article IV or that a Person intends to acquire or has attempted to acquire Beneficial Ownership

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or Constructive Ownership of any shares of Equity Stock in violation of subparagraph D(2) of this Article IV, the Corporation or its designees shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer or acquisition on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

                  (5) Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of subparagraph D(2) of this Article IV, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of subparagraph D(3) of this
Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or the Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                  (6) Owners Required To Provide Information. From the date of the Initial Public Offering and prior to the Restriction Termination Date:

                           (a) every Beneficial Owner or Constructive Owner of
more than 1%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Equity Stock of the Corporation shall, within 30 days after each of January 1 and June 30 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

                           (b) each Person who is a Beneficial Owner or
Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

                  (7) Remedies Not Limited. Nothing contained in this Article IV shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

                  (8) Ambiguity. In the case of an ambiguity in the application of any of the provisions of subparagraph D of this Article IV, including any definition contained in subparagraph D(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph D with respect to any situation based on the facts known to it.

                  (9) Exception. The Corporation, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in subparagraph D(2)(d) and/or subparagraph D(2)(e) will not be violated, may exempt a Person

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from the Ownership Limit or Existing Holder Limit, as the case may be, if such
Person is not an individual for purposes of Section 542(a)(2) of the Code or is an underwriter which participates in a public offering of the Equity Stock for a period of 90 days following the purchase by such underwriter of the Equity Stock and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of Equity Stock will violate the Ownership Limit or Existing Holder Limit, as the case may be, and agrees that any violation or attempted violation will result in such transfer to the Trust of shares of Equity Stock pursuant to subparagraph D(3) of this Article IV.

                  (10) Modifications of Existing Holding Limits. The Existing Holder Limit shall be modified as follows:

                           (a) Upon any exercise of Rights pursuant to the GGP
Partnership Agreement, or the acquisition of Equity Stock by the Bucksbaum Group, the Ownership Limit and/or the Existing Holder Limit for each affected Person shall be increased, pro rata in accordance with the number of shares of Common Stock to be received by such Person, to the maximum extent possible under subparagraph D(12) to permit the Beneficial Ownership or Constructive Ownership of the shares of Common Stock issuable upon such exercise or acquisition.

                           (b) Subject to the limitations contained in
subparagraph D(12), the Board of Directors may grant stock options which result in Beneficial Ownership or Constructive Ownership of Equity Stock by an Existing Holder pursuant to a stock option plan approved by the stockholders of the Corporation. Any such grant of stock options shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under subparagraph D(12) to permit the Beneficial Ownership or Constructive Ownership of the Shares of Equity Stock issuable upon exercise of such stock options.

                           (c) The Board of Directors may reduce the Existing
Holder Limit for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in this subparagraph D by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in subparagraph D(10)(b).

                  (11) Modification of Ownership Limit. Subject to the limitations contained in subparagraph D(12), the Board of Directors may from time to time increase or decrease the Ownership Limit.

                  (12) Limitations on Modifications.

                           (a) Neither the Ownership Limit nor any Existing
Holder Limit may be increased or decreased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Equity Stock (including all of the then Existing Holders) could (assuming ownership of shares by all Persons other than Existing Holders equal to the Ownership Limit) Beneficially Own, in the aggregate, more than 50% of the outstanding Equity Stock.

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                           (b) Prior to any modifications of any Existing Holder
Limit or Ownership Limit, the Board of Directors of the Corporation may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT.

                           (c) No Existing Holder Limit shall be reduced to a
percentage that is less than the Ownership Limit.

                           (d) The Ownership Limit may not be increased to a
percentage that is greater than 9.8%.

                  (13) Legend. Each certificate for Equity Stock shall bear the following legend:

                  "The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 7.5% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding Equity Stock of the Corporation unless such Person is an Existing Holder (in which case the Existing Holder Limit shall be applicable); or (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

                  (14) Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         E. Shares-in-Trust.

                  (1) Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to subparagraph D(3) of this Article IV shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a beneficiary of each Trust within five (5) days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to subparagraph D(3) of this
Article IV shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of subparagraph E(5) of this Article IV, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

                  (2) Dividend Rights. The Trustee, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of subparagraph D(3) of this Article IV, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  (3) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of Equity Stock. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this subparagraph E(3) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                  (4) Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the shares of Equity Stock under subparagraph D(3) of this Article IV, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                  (5) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. As reasonably practicable as possible, in an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of the Equity Stock so acquired as Shares-in-Trust under subparagraph D(3) of this Article IV. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this subparagraph, the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee; (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to subparagraph E(6) of this Article IV.

                  (6) Compensation to Record Holder of Shares of Equity Stock that Become Shares-In-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with subparagraph D(5) of this Article IV) to receive from the Trustee the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Shares-in-Trust in accordance with subparagraph E(5) of this Article IV. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this subparagraph E(6) of this Article IV shall be distributed to the Beneficiary in accordance with the provisions of subparagraph E(5) of this Article IV. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with paragraph E of this Article IV by, such Trustee or the Corporation.

                  (7) Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to subparagraph D(5) of this Article IV.

         F. Issuance of Rights to Purchase Securities and Other Property. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors is hereby authorized to create and to authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Corporation of rights, options and warrants for the purchase of shares of capital stock of the Corporation, other securities of the Corporation, or shares or other securities of any successor in interest of the Corporation (a "Successor"), at such times, in such amounts, to such persons, for such consideration (if any), with such form and content (including without limitation the consideration for which any shares of capital stock of the Corporation, other securities of the Corporation, or shares or other securities of any Successor are to be issued) and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the GCL, other applicable laws and this Certificate.

                                    ARTICLE V

                           (a) In furtherance and not in limitation of the
powers conferred by statute, the Board of Directors is expressly authorized to
(i) make, alter, amend or repeal the By-laws of the Corporation; provided, however, that a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, may alter, amend or repeal any provision of the By-laws, and (ii) from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as provided in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

                           (b) The Corporation may in its By-laws confer powers
upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with paragraph
(a) of this Article V.

                                   ARTICLE VI

                           (a) Subject to the rights of the holders of any
series of Preferred Stock as set forth in a Preferred Stock Designation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

                           (b) Unless and except to the extent that the By-laws
of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                           (c) The directors, other than those who may be
elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1994, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1995, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 1996. Members of each class shall hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                           (d) Subject to the rights of the holders of any
series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of 75% of the then outstanding Voting Stock, voting together as a single class.

                           (e) Notwithstanding anything contained in this
Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article VI.

                           (f) Notwithstanding anything contained in this
Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the then outstanding Voting Stock, voting as a single class, and the approval of the Board of Directors shall be required to terminate the Corporation's status as a real estate investment trust.

                                   ARTICLE VII

         Each person who is or was or who agrees to become a director or officer of the Corporation, or each such person who is or was serving or who agrees to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the GCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VII. Any amendment or repeal of this Article VII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                  ARTICLE VIII

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX

         In determining what is in the best interest of the Corporation, a director of the Corporation shall consider the interests of the stockholders of the Corporation and, in his or her discretion, may consider (a) the interests of the Corporation's employees, suppliers, creditors and customers, (b) the economy of the nation, (c) community and societal interests and (d) the long-term as well as short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                                    ARTICLE X

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX; provided, however, that any amendment or repeal of Article VII or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                                   ARTICLE XI

         Subject to the rights of the holders of any series of Preferred stock as set forth on a Preferred Stock Designation to elect additional directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal, or adopt any provision inconsistent with this Article XI.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its Chairman and has caused its corporate seal to be hereunto affixed, this 24th day of May, 1995.

                                    GENERAL GROWTH PROPERTIES, INC.

                                    By: /s/ Martin Bucksbaum
                                        ---------------------------------------
                                        Chairman of the Board and
                                        Chief Executive Officer